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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SCBT Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 22, 2008

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 22, 2008, for the following purposes:

  (1)
  To elect five directors of the Company to serve three-year terms;

  (2)
  To ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008; and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only record holders of Common Stock of the Company at the close of business on March 4, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2007 Annual Report to Shareholders (which includes its 2007 Annual Report on Form 10-K) accompany this Notice.

        You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.

                      By Order of the Board of Directors

                      Renee R. Brooks
                      Secretary

Columbia, South Carolina
March 23, 2008

SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be Held April 22, 2008

        This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's board of directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 22, 2008 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 25, 2008.

        The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

        The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2007 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: Renee R. Brooks. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

        The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 4, 2008 (the "Record Date"), the Company had issued and outstanding 10,185,143 shares of Common Stock, which were held of record by approximately 5,450 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common

Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

        Provided a quorum is established at the meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights.

        All other matters to be considered and acted upon at the Annual Meeting, including the proposal to ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

ACTIONS TO BE TAKEN BY THE PROXIES

        Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the board of directors' nominees for election to the board of directors; and "FOR" the ratification of the appointment of Dixon Hughes PLLC as independent registered public accounting firm for the fiscal year ending December 31, 2008. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the board of directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal in the Company's 2009 proxy materials for action at the 2009 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2008 if such proposal is to be considered for inclusion in the 2009 proxy materials. Only proper proposals that are timely received will be included in the Company's 2009 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the governance committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $120,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

        The Company does not have a formal process by which shareholders may communicate with the board of directors. Historically, however, the chairman of the board or the governance committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the board may do so by writing to the secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Shares Outstanding
Common Stock	Wellington Management Company, LLP	898,089	8.82%
	75 State Street, Boston, MA 02109

(1)
Beneficial ownership of Wellington Management Company, LLP is based on its Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008. Wellington Management Company, LLP reported that it has shared power to vote or to direct the vote of 714,696 shares and shared power to dispose or direct the disposition of 849,332 shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 4, 2008, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned(1)	Common Shares Beneficially Owned(2)	Percent of Shares Outstanding
Jimmy E. Addison	2,126	375	*
Colden R. Battey, Jr.(3)	89,662	3,940	*
Luther J. Battiste, III	3,324	2,693	*
Joe E. Burns(4)(6)	15,229	12,954	*
Thomas S. Camp(4)(6)	14,674	16,821	*
Dalton B. Floyd, Jr.	21,473	900	*
M. Oswald Fogle	14,026	3,652	*
Dwight W. Frierson(5)	17,083	5,009	*
Robert R. Hill, Jr.(4)(6)	55,518	22,491	*
Robert R. Horge(4)(6)	43,243	29,943	*
Harry M. Mims, Jr.	39,357	3,394	*
Ralph W. Norman	10,678	1,425	*
Alton C. Phillips	6,860	—	*
John C. Pollok(3)(4)(6)	15,457	25,568	*
James W. Roquemore(3)(5)	17,970	4,071	*
Thomas E. Suggs	3,958	3,889	*
Susie H. VanHuss	3,292	900	*
A. Dewall Waters	33,328	3,784	*
John W. Williamson, III	55,524	3,421	*
John F. Windley(4)(6)	10,339	11,837	*
Cathy Cox Yeadon(5)	13,342	1,976	*
All directors and executive officers as a group (24 persons)(2)(4)(6)	580,399	174,404	7.4%

*
Indicates less than one percent of the outstanding SCBT Financial Corporation Common Stock shares.

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of March 4, 2008.

(3)
Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 21,886 shares; Mr. Pollok, 571 shares; and Mr. Roquemore, 9,544 shares.

(4)
Includes shares held as of December 31, 2007 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 1,807 shares; Mr. Camp, 627 shares; Mr. Hill, 3,170; Mr. Horger, 1,555 shares; Mr. Pollok, 2,790 shares; Mr. Windley 931 shares; and all directors and executive officers as a group, 18,820 shares.

(5)
For Mr. Frierson, includes 7,039 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 7,483 shares owned by

  Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 17,412 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.

(6)
Includes shares of restricted stock, as to which the executive officers have full voting privileges. The shares are as follows: Mr. Burns, 4,725 shares; Mr. Camp, 4,939 shares; Mr. Hill, 17,298 shares; Mr. Horger, 1,501 shares; Mr. Pollok, 7,537 shares; Mr. Windley, 3,961 shares; and all directors and executive officers as a group, 48,935 shares. These restricted stock shares are not currently vested.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide for a maximum of twenty directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors has currently established the number of directors at 14, effective at the Annual Meeting. Luther J. Battiste, III, Robert R. Hill, Jr., Ralph W. Norman, and Susie H. VanHuss, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for re-election by the shareholders. Additionally, Alton C. Phillips, who since the last Annual Shareholders' Meeting was recommended by the governance committee and subsequently elected to the board of directors by the board members, has been nominated by the board of directors for election by the shareholders. Colden R. Battey, Jr., A. Dewall Waters, and Cathy Cox Yeadon have decided to retire from the board of directors upon conclusion of the Annual Shareholders' Meeting.

        The board unanimously recommends a vote FOR these nominees.

        The table below sets forth name of each director, age, when first elected and current term expiration of SCBT Financial Corporation.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years
Robert R. Horger Chairman SCBT Employee	57	1991	2010		Chairman of SCBT Financial Corporation and South Carolina Bank and Trust, N.A. since 1998. He also has served as Vice Chairman of SCBT Financial Corporation and South Carolina Bank and Trust, N.A. from 1994 to 1998. Mr. Horger is an attorney with Horger, Barnwell and Reid in Orangeburg, SC.
Robert R. Hill, Jr. Chief Executive Officer SCBT Employee	41	1996	2008	•
					President and Chief Executive Officer of SCBT Financial Corporation since November 6, 2004. Prior to that time, Mr. Hill served as President and Chief Operating Officer of South Carolina Bank and Trust, N.A. from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995.

Jimmy E. Addison	47	2007	2010
					Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns. He also serves on the Board of the Oliver Gospel Mission, the Business Partnership Foundation of the Moore School of Business at the University of South Carolina and serves as Treasurer of the Southeastern Electric Exchange.
Colden R. Battey, Jr.	72	1999	R		Senior Partner of Harvey & Battey Law Firm, Beaufort, SC.
Luther J. Battiste, III	58	2001	2008	•	Managing shareholder of the firm Johnson, Toal and Battiste, P.A., Columbia, S.C. and Orangeburg, SC.
Dalton B. Floyd, Jr.	69	2006	2009
					Attorney with the Floyd Law Firm in Surfside Beach, SC. Formerly served as Chairman and General Counsel of SunBank, N.A. and Sun Bancshares, Inc. from 1999 to 2005, when that company was acquired by SCBT Financial Corporation.
M. Oswald Fogle	63	2001	2009		Plant manager of Roseburg Forest Products in Orangeburg, SC, a company engaged in the lamination of boards and general warehousing.
Dwight W. Frierson	51	1996	2009		Vice Chairman of the Board, SCBT Financial Corporation and South Carolina Bank and Trust, N.A. He is also Vice President and General Manager of Coca-Cola Bottling Company of Orangeburg, SC.
Harry M. Mims, Jr.	66	1988	2010		President of J.F. Cleckley & Company, a company engaged in site development.
Ralph W. Norman	54	1996	2008	•	President of Warren Norman Co., Inc., a real estate development firm.
Alton C. Phillips	44	2007	2008	•	President of Carolina Eastern, Inc., a Charleston, SC based company that markets and distributes fertilizers, chemicals and seed.
James W. Roquemore	53	1994	2010		Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, GA and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed.
Thomas E. Suggs	58	2001	2009		President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm.

Susie H. VanHuss	68	2004	2008	•
					Retired in 2006 as Executive Director of the University of South Carolina Foundations; Professor Emeritus of Management in the Moore School of Business, University of South Carolina, Columbia, SC. As Executive Director, she was the Chief Executive Officer of the USC Educational Foundation and the USC Development Foundation, both 501(C) (3) non-profit South Carolina corporations. She is also an author for Southwestern Publishing Company.
A. Dewall Waters	64	1987	R		Partner in A.D. Waters Enterprises, LLC, a partnership that owns and operates McDonald's restaurants.
John W. Williamson, III	59	2001	2010
					President of J.W. Williamson Ginnery, Inc., which is a partner in Carolina Eastern-Williamson Lynchburg Grain Company and Carolina Soy. Also serves as Chairman of the Jackson Companies, which operate a camping resort, golf community, and commercial development group in Myrtle Beach, SC.
Cathy Cox Yeadon	58	1997	R		Retired; formerly Vice President, Human Resources at Cox Industries, Inc., a wood products manufacturing and treating company.

R—Director will retire from the board effective the date of the Annual Meeting on April 22, 2008.

FAMILY RELATIONSHIPS

        There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

        During 2007, the board of directors of the Company held thirteen meetings. All directors attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

        There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. Last year, all directors active at that time attended the 2007 Annual Shareholders' Meeting, except Jimmy E. Addison and Dalton B. Floyd, Jr.

        The board of directors has adopted a Code of Ethics for Financial Professionals that is applicable to the Company's chief executive officer, chief financial officer, controller, financial reporting manager and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics for Financial Professionals was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        The board of directors of the Company maintains executive, audit, compensation, governance, policy and trust asset management committees. The composition and frequency of meetings for these committees during 2007 were as follows:

Committees of the Board of Directors
Name	Independent Under NASDAQ Requirements	Executive (10 meetings)	Audit (9 meetings)	Compensation (6 meetings)	Governance (4 meetings)	Policy (8 meetings)	Trust Asset Management (4 meetings)
Robert R. Horger	No	• Chair

Robert R. Hill, Jr.	No

Jimmy E. Addison	Yes		•

Colden R. Battey, Jr.	Yes	•		•	•	•

Luther J. Battiste, III	Yes		•				•

Dalton B. Floyd, Jr.	Yes				•		•

M. Oswald Fogle	Yes		• Chair	•

Dwight W. Frierson	Yes	•			• Chair	• Chair

R. Caine Halter	Yes	•				•

Harry M. Mims, Jr.	Yes	•		•		•	•

Ralph W. Norman	Yes		•		•

Alton C. Phillips	Yes		•

James W. Roquemore	Yes	•		•		•

Thomas E. Suggs	Yes	•			•	•

Susie H. VanHuss	Yes			• Chair			•

A. Dewall Waters	Yes			•

John W. Williamson, III	Yes		•				•

Cathy Cox Yeadon	Yes		•				• Chair

Note:    All directors other than Robert R. Horger and Robert R. Hill, Jr. meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company's board of directors is independent.

        The functions of these committees are as follows:

        Executive Committee—The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company.

        Audit Committee—The board of directors has determined that all members of the audit committee are independent directors under the independence requirements of The NASDAQ Stock Market. The board of directors has also determined that M. Oswald Fogle is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission ("SEC") adopted pursuant to the Sarbanes-Oxley Act of 2002. The primary function of the audit committee is to assist the board of directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the audit committee reviews the qualifications, performance and independence of the Company's independent registered public accounting firm and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent auditors. The audit committee also oversees the Company's internal audit department. The board of directors has adopted a charter for the audit committee, a copy of which is located on the Company's website at www.scbtonline.com under Investor Relations.

        Compensation Committee—The board of directors has determined that all members of the compensation committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The compensation committee, among other functions, evaluates the performance of the executive officers of the Company and recommends to the board of directors matters concerning compensation, salaries, benefits and other forms of executive compensation for officers and directors of the Company. The committee, which currently consists of six independent directors as determined in accordance with the independent standards of The NASDAQ Stock Market, is required to be made up of no fewer than three independent board members who are recommended by the governance committee (after recommendation of the chairman) and approved by the board of directors. The compensation committee's processes and procedures for considering and determining executive compensation are described below under "Compensation Discussion and Analysis." The compensation committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        Governance Committee—The board of directors has determined that all members of the governance committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The governance committee acts as the nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The governance committee also periodically reviews and, where appropriate, recommends changes to the Company's corporate governance practices. The governance committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the governance committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. Nominees for the board are reviewed by the governance committee on a case-by-case basis based on a number of factors, including a proposed nominee's independence, age, skills, occupation, diversity and experience and any other factors beneficial to the Company. The governance committee will consider nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The governance committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in paragraph 6 under the caption "Committee Authority and Responsibilities" of the governance committee's charter. The governance committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations. The required information regarding a director nominee is also discussed in general terms within the first paragraph of the "Shareholder Proposals and Communications" section on page 2 of this proxy statement.

        Policy Committee—The primary purpose of the policy committee is to recommend and approve new policies and to review and approve present policies or policy updates and changes.

        Trust Asset Management Committee—The primary purpose of the trust asset management committee is to oversee the activities of the trust and asset management department and the investment services activities of the Company's subsidiary banks.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Objectives of the Compensation Program

        Role of the Compensation Committee:    The compensation committee is responsible for the design, implementation and administration of the compensation programs for executive officers of the Company. The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

  •
  The Company's compensation programs are designed to reward executive officers based on key standards that comprise the company's culture: soundness, profitability, growth, ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

  •
  The compensation committee's philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long term value for the shareholders of the Company.

  •
  Reward executives consistent with the Company's culture of being a meritocracy in regard to compensation for all employees.

  •
  The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

During 2007, the committee had six meetings and the following objectives, goals, initiatives were met:

  •
  Reviewed the performance of the Company and top executives and recommended for approval by the Board the compensation payout, including equity awards, short-term cash incentive, long-term incentive and base salary adjustments, of top executive management based on the previous year's performance.

  •
  Worked with bank management to prepare the 2007 Proxy Compensation Discussion and Analysis.

  •
  Reviewed the compensation committee charter with input from legal counsel and presented a revised charter to the board, which gave final approval of the charter.

  •
  Conducted and reviewed an evaluation of the compensation committee to enhance planning, continuing education, and performance of the committee.

  •
  Reviewed qualifications needed for future compensation committee members and made recommendations to the chairman of the board to assist in developing a strategy for effective succession.

  •
  Interviewed compensation consultants and hired Amalfi (formerly the Compensation Group of Clark Consulting) as the committee's consultant.

  •
  Analyzed and updated the peer group used for executive compensation benchmarking based on specific performance criteria.

  •
  Reviewed the recommendations of the consultant and approved the structure and compensation for executive management.

  •
  Reviewed recommendations from the consultant on executive and director compensation and approved the structure and compensation for directors, board chair, committee members, and committee chairs.

Compensation Consultant

        During 2007, the compensation committee engaged the services of Amalfi Consulting of Minneapolis, Minnesota, to provide market compensation data for both directors and executive management of the Company. Amalfi Consulting reports directly to the compensation committee and met with the compensation committee three times during 2007. The compensation committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants. The following consulting services were provided:

  •
  Development of a custom peer group of 22 publicly-traded financial institutions that is comparable to SCBT in asset size (the peer group consists of high growth and high performing banks and is presented later in this analysis).

  •
  A review of the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options, restricted stock, and other equity), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

  •
  Made recommendations and observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group.

  •
  Provided recommendations regarding compensation and structure for directors, board chair, committee members, and committee chairs.

Clark Consulting (the surviving entity) has provided assistance and consultation with supplemental executive retirement plan (SERP) reviews. This service was provided by a separate and independent division of Clark Consulting and is not associated with the newly formed Amalfi Consulting.

Compensation Benchmarking and Committee Functions

        Each year, with direction from Amalfi Consulting, the compensation committee reviews a survey of the compensation practices of the Company's peers in the United States in order to assess the competitiveness of the compensation arrangements of our executive officers. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the compensation committee to determine total compensation. Benchmarking is used by the compensation committee primarily to ascertain competitive base salary levels with comparable institutions. The committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections on cash incentives and long-term retention. A combination of peer performance, market factors, company performance and personal performance are all factors that the compensation committee considers to establish total compensation, including incentives. This practice is in line with the Company's meritocracy philosophy of pay. The compensation committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

        The companies that comprised the peer group in 2007 consisted of the following financial institutions and which had total asset size ranges from $2.0 billion to $6.0 billion:

Hancock Holding Company
National Penn Bancshares, Inc.
Glacier Bancorp, Inc.
Partners Trust Financial Group
Community Banks, Inc.
TierOne Corporation
IBERIABANK Coproration
Virginia Financial Group, Inc.	First Place Financial Corp. Heartland Financial USA, Inc. Provident New York Bancorp Renasant Corporation Capital City Bank Group, Inc. Bank of the Ozarks, Inc. First Busey Corporation	Security Bank Corporation Superior Bancorp Seacoast Banking Corp. of FL Home Bancshares, Inc. Union Bankshares Corporation Ameris Bancorp Virginia Commerce Bancorp, Inc.

        The compensation committee reviews the composition of the peer group annually and may change it because of mergers, changes to banks within the group, or changes within the Company. The following quantitative criteria were used to develop the proxy peer group for the 2007 benchmarking studies. The table below compares key performance measures of this peer group to the Company and was based upon December 31, 2006 financial results:

	Average for peers	SCBT
Asset growth over the past three years	92.63%	81.90%
Return on average assets	1.12%	0.97%
Return on average equity	12.10%	12.72%
Net interest margin	3.89%	3.91%
Core EPS growth	15.64%	11.60%
Efficiency ratio	59.64%	63.80%

        Total compensation for the top five executives was compared to the market peer group referenced above. Each executive's percent rank of total compensation in the peer group for 2007 is presented below:

Robert R. Hill, Jr.	37th percentile
John C. Pollok	47th percentile
John F. Windley	39th percentile
Thomas S. Camp	48th percentile
Joe E. Burns	55th percentile

Role of the Chairman and Management

        The compensation committee may receive recommendations from the chairman of the board with respect to the Chief Executive Officer's ("CEO") performance in light of goals and objectives relevant to the CEO compensation. The CEO reviews with the committee the performance of the other executive officers and, based on that review, the CEO makes recommendations to the compensation committee about the total compensation of executive officers (other than the CEO). The CEO does not participate in, and is not present during, deliberations or approvals by the compensation committee or the board with respect to his own compensation.

        In summary, the compensation program, as presented, is designed to be a competitive, performance-based program that is consistent with the Company's philosophy and culture. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, we believe that the measurement tools, compensation levels and the design of the Company's executive compensation program are appropriate and motivate senior executives to lead the Company in the best interests of its shareholders.

Elements of Compensation

        The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are (i) aligned with the performance of the Company on both a short-term and long-term basis, and (ii) based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. It is the intent of the committee to fulfill the Company's philosophy of providing a competitive base salary, relative to the peer group, complemented with significant performance-based incentives. Accordingly, the committee reviews and approves the total compensation of the executive officers annually. Annual compensation for the named executive officers consists primarily of these elements:

  •
  Base Salary—This fundamental component is determined by historical and anticipated individual contribution and performance toward accomplishing the Company's stated objectives. It is also reviewed in the context of comparability with the key executives of the peer group above.

  •
  Short-Term Cash Incentive Program—This program is directly linked to individual performance and the Company's soundness, financial performance, and growth. Cash incentives may also be supplemented by stock-based awards based on similar criteria. The Company elects to use this incentive structure as a means of measuring and rewarding annual Company and individual goal attainment with the intent of adding value for the Company's shareholders. These annual goals, over time, are designed to incrementally achieve the Company's long-term objectives. Per the Plan, the compensation committee has discretion relative to adjustments which may be made to the growth results for any given year, subject to board approval. The growth results compared to the targets for 2007 are provided below. In 2007, the chief executive officer, the other named executive officers, and other senior executives participated in a performance-based executive incentive arrangement that was filed on March 15, 2005 as Exhibit 10.17 to the Company's Form 10-K for the year ended December 31, 2005. The chief executive officer and other executives will likewise participate in this same arrangement for 2008.

    The short term cash incentive program provides that, in order for any cash incentives to be earned, the Company's subsidiaries must achieve the following:

    1.
    Attain a prescribed level for their composite ratings from their principal banking regulator (the OCC).

    2.
    Net income for the year must at least equal the net income from the prior year. Then, as the Company and its subsidiaries' net incomes exceed the prior year's levels up to and beyond a budgeted dollar amount of increase, potential cash incentives accrue on a pro-rata basis up to a maximum of 110% of an aggregate cash incentive target level.

    3.
    The incentive target levels for each named executive follows the prescribed formula as described below:

    •
    The incentive target level is determined as the aggregate dollar amount of the executive officers' planned bonuses expressed as a percent of annual salary.

    •
    The bonus percentage is currently 36% for the chief executive officer and ranges from 30% to 35% for the other named executive officers.

    •
    Attaining budgeted increases in the earnings performance component can contribute up to 40% of each executive's annual cash incentive.

    •
    Attaining budgeted increases in balances of total loans can contribute up to 20% of an executive's annual cash incentive.

      •
      Attaining budgeted increases in balances of deposits can also contribute up to 20% of an executive's annual cash incentive.

      •
      Each executive has individual and/or divisional goals, the attainment of which can contribute up to 20% of an executive's annual cash incentive.

    The incentive payments associated with these performance-based measures are listed as Non-Equity Incentive Plan Compensation in the attached Summary Compensation Table. The purpose of this structure of compensation is for the Company to become more reliant on performance-based incentives. Performance-based compensation is intended to motivate employees to focus on overall Company performance and, in return, drive return on equity.

    The following growth for the Company was achieved in 2007 compared to targets for 2007:

    1.
    Overall loan growth for the Company was targeted at $196.7 million or 11.2% more than 2006. The Company achieved $322.2 million in loan growth or 18.3%.

    2.
    Overall deposit growth for the Company was targeted at $136.6 million or 8.0% more than 2006. The Company achieved $221.2 million in deposit growth or 13.0%.

    3.
    Adjusted earnings for 2007 were targeted to be $2.3 million or 11.5% more than 2006. The Company achieved earnings of $22.416 million or 12.1% growth.

    These factors, in combination with attaining personal goals, contributed to the payment of up to a maximum level of 108.7% of the cash incentive target levels from above.

    For the estimated amounts which could be paid out under this program see the Grants of Plan Based Awards table.

  •
  Long-Term Retention and Incentive Plan—The purpose of the SCBT Financial Corporation 2006 Long-Term Retention and Incentive Plan (the "Long-Term Retention and Incentive Plan") is to provide financial incentives for selected key officers and employees of the Company and its subsidiaries.

    This plan was put into place to promote the long-term growth and financial success of the Company by:

    1.
    Attracting and retaining key officers and employees of outstanding ability;

    2.
    Strengthening the Company's capability to develop, maintain, and direct a competent management team;

    3.
    Providing an effective means for selected key officers and employees to acquire and maintain ownership of Company stock so as to align their interests with those of shareholders generally;

    4.
    Motivating key officers and employees to achieve long-range performance goals and objectives; and

    5.
    Providing incentive compensation opportunities competitive with those of other similarly sized corporations.

    The Long-Term Retention and Incentive Plan describes the terms pursuant to which the Company plans to issue stock options and restricted stock to key officers and employees. The stock options and restricted stock described in Long-Term Retention and Incentive Plan will be reserved for issuance under, and will be issued pursuant to, the Company's 2004 Stock Incentive Plan. The growth rates are set every three years and will be set for 2009 through 2011 in 2008.

    The performance goals used to determine the restricted stock compensation received under this plan is measured by three tiers and is based upon two measures:

	Tier 1	Tier 2	Tier 3
1. Adjusted EPS growth	8.0%	10.00%	12.0%
2. Asset growth	11.0%	13.0%	15.0%

    Participants can receive payment based upon achieving any or all three tiers. The actual issuance of stock options and restricted stock under this plan were first made in 2007 based on 2006 performance. In January 2008, there were 13,776 shares of restricted stock awarded in recognition of the named executive officers' 2007 performance as follows: Mr. Hill, 6,434 shares; Mr. Pollok, 2,475 shares; Mr. Windley, 2,049 shares; Mr. Burns, 1,530 shares; and Mr. Camp, 1,201 shares. For 2007 performance, the named executive officers' received the maximum award (Tier 3) based upon asset growth of 19.2% and EPS growth of 12.1%.

    See the Grants of Plan Based Awards table for the estimated targets and the accompanying footnotes.

    Stock Based Benefit Plan—The Company, from time to time, also grants stock options to its executive officers. These stock-based incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options granted to executive officers during any given year is based on a number of factors, including job performance, seniority, job responsibilities, Company performance as to earnings and growth, the amount of awards made in prior years, and industry information from compensation consultants and published surveys regarding stock-based awards granted to officers employed by comparable companies. Any stock options granted are strictly at the discretion of the board of the Company upon recommendation of the compensation committee. Incentive stock options received in 2007 in recognition of the named executive officer's 2006 contribution are as follows: Mr. Hill, 8,761; Mr. Pollok, 4,081; Mr. Windley, 3,584; Mr. Burns, 2,888; and Mr. Camp, 2,100.

    See the Grants of Plan Based Awards table of stock option grants by executive during 2007.

Employee & Executive Benefits

  •
  Employees' Pension Plan—The executives are participants in a noncontributory defined pension plan which covers substantially all employees hired before January 1, 2006 of the Company. Pension benefits are paid based upon age of the employee and years of service. If an executive had attained age 45 and had five or more years of vesting service as of January 1, 2006, the executive is entitled to annual pension benefits beginning at normal retirement age (65) equal to 0.90% of his or her final five-year average annual compensation of each year of service up to a maximum of 35 years, plus 0.65% of his or her final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years. Employees who had not attained age 45 or who did not have five years of vesting service as of January 1, 2006 are entitled to annual pension benefits beginning at normal retirement age equal to the sum of (1) and (2) below:

  1.
  Accrued benefit through December 31, 2005

  a.
  0.90% of their final five-year average annual compensation for each year of service up to a maximum of 35 years; plus

  b.
  0.65% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years

    2.
    Accrued benefit on and after January 1, 2006

    •
    0.30% of their final five-year average annual compensation for each year of service up to maximum of 35 years; plus

    •
    0.2% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years.

    Employees hired on or after January 1, 2006 are not eligible to participate in the plan. Employees rehired after January 1, 2006 who had originally been hired prior to January 1, 2006 are eligible to participate upon their rehire date.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Employees' Savings Plan-401(k)—The executives are participants in a defined contribution plan which covers all employees of the Company who work twenty or more hours per week and are age twenty-one or older. If a participant had attained the age of 45 and had at least five vesting years of service as of January 1, 2006, the Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan up to a maximum of 3% of base compensation. For employees who had not attained age of 45, or had less than five vesting years of service as of January 1, 2006, the Company will contribute 100% of the first 6% of base compensation that a participant contributes. For employees hired on or after January 1, 2006, the Company will contribute 100% of the first 6% of base compensation that a participant contributes. Employer contributions may be made from current or accumulated net profits. Contributions are subject to certain limitations.

    The Company provides the employees pension plan and 401(k) plan as part of a compensation arrangement that is designed to provide competitive benefits that help attract and retain qualified executives.

    See the table in footnote 6 of the Summary Compensation Table.

  •
  Supplemental Executive Retirement Plan—The Company provides non-qualified supplemental executive retirement agreements for its chief executive officer, the other named executive officers, and certain other executives The Company elects to offer this type of incentive as a way to retain executives over the long-term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

    On November 1, 2006, the Company also approved updated or new supplemental executive retirement agreements with the named executive officers and certain other executives.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Deferred Compensation Plan—The Company has adopted a deferred compensation plan in which directors, executive officers and certain other officers are entitled to participate. The Company offers this plan to help offset limits associated with other forms of tax-deferred benefits and to provide the opportunity for participants to defer income to save for retirement or other future events. Under the plan, directors and executive officers may defer all or a portion of their compensation from the Company, with no matching by the Company of the deferred amounts, and treat these amounts as though they were invested in one or more deemed investment options designated by the plan. Amounts payable under the plan remain general obligations of the Company and are payable by the Company at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment. The Company provides neither enhanced returns nor any other amounts above the deemed investment option returns, which may be negative returns.

    See the discussion entitled Deferred Compensation Plan on page 23 for additional information.

  •
  Perquisites—The Company also provides some perquisites for senior management that are not available to all employees. Some examples of these include bank-owned automobiles, club and membership dues and living expense reimbursements related to relocation. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of bank-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the board believe that the use of each of these perquisites is helpful for the proper performance of the named executive officers' duties.

Employment Agreements

        On November 1, 2006, the Company approved employment agreements with each of the named executive officers. Each employment agreement was deemed effective as of September 1, 2006 other than the agreement with Mr. Hill, which was deemed effective as of May 1, 2006. The agreements provide for the following:

  •
  Term of Employment.  Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

  •
  Reimbursement of Expenses.  The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

  •
  Vacation and Sick Leave.  The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

  •
  Employee Benefit Plans.  The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

  •
  Incentive Bonus Plans.  The executive is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

  •
  Fringe Benefits.  The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Camp, and Mr. Windley are provided the use of a bank-owned automobile.

  •
  Termination of Employment.  See the discussion below entitled Potential Payments Upon Termination or Change in Control for a description of the payments that may be due to each executive upon termination of employment.

  •
  Non-compete.  The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period will end 12 months, after the date of termination.

        See the discussion entitled Potential Payments Upon Termination or Change in Control, which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

Overall Compensation Approach—Building Blocks

        The Company considers all elements of compensation as essential building blocks for a well-rounded plan. The compensation committee used a total compensation approach in determining executive compensation. The following is a summary of the different elements:

  •
  Considered the performance needed to attain the highest levels of compensation the committee deemed necessary to attract and retain qualified executive officers.

  •
  Determined the allocation percentages of cash and equity incentives based on the Company's short and long-term objectives. Using this approach created different levels of performance incentives and allowed executives an opportunity to earn top tier compensation, relative to peer group, if they achieved performance criteria intended to build value for shareholders.

  •
  The base salary was used as a foundation that is deemed competitive with peers.

  •
  The cash incentives provided short-term performance goals that are aligned with the Company's intention to reward its executive officers for attaining and/or surpassing budgeted annual (short-term) goals.

  •
  The equity incentives were used to further align the executives' interests with those of the shareholders through increased ownership in the Company. This incentive also helps attract and retain key employees.

  •
  The Deferred Compensation Plan and the Supplemental Executive Retirement Plan help to partially offset shortfalls in retirement income from qualified plans and are significant tools used to retain key employees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company's 2008 Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2007. This report is provided by the following independent directors, who comprise the committee:

Susie H. VanHuss, Chair
Colden R. Battey, Jr.
M. Oswald Fogle
Harry M. Mims, Jr.
James W. Roquemore
A. Dewall Waters

SUMMARY COMPENSATION TABLE

        The following table summarizes for the fiscal year ended December 31, 2007 and 2006, the current and long-term compensation for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Robert R. Hill, Jr. President and Chief Executive Officer	2007 2006	$330,000 300,000	$103,961 48,880	$60,833 56,103	$128,304 118,368	$47,625 52,935	$28,034 22,667	$698,757 598,953
John C. Pollok Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer	2007 2006	228,461 204,212	46,661 30,984	35,613 36,358	86,940 78,638	46,867 59,380	24,710 21,654	469,252 431,226
John F. Windley President of South Carolina Bank and Trust, N.A	2007 2006	205,000 190,962	21,615 9,769	19,560 16,030	66,420 64,116	16,553 16,672	23,858 23,914	353,006 321,463
Thomas S. Camp President and CEO of the Piedmont, N.A	2007 2006	192,500 185,402	31,773 22,656	21,527 25,926	62,370 60,910	19,268 33,504	12,099 13,899	339,537 342,297
Joe E. Burns Senior Executive Vice President, and Chief Credit Officer	2007 2006	175,000 162,750	33,463 24,495	25,980 28,838	56,700 53,512	36,412 21,069	11,989 12,488	339,544 303,152
(1)
Consists of total salary compensation, including all amounts that have been deferred at the officers' election. The amounts of salary that the named executive officers elected to defer during 2007 and 2006, respectively, are as follows: Mr. Hill, $0 and $5,000 and Mr. Windley, $10,250 and $9,000.

(2)
From time to time, the Company has awarded shares of restricted stock to its executive officers. The shares of restricted stock the Company awarded to the named executive officers during 2007 cliff vest at 100% on the fourth anniversary of the award, subject to the continued employment of the officer. An officer's interest in any non-vested shares will fully vest if there is a change in control of the Company or the officer dies while employed by the Company. Each officer generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. Beginning in 2007, the market value of the shares is determined by the closing market price of the Company's Common Stock on the date of stock awards grant; whereas, in prior years, the Company used the closing market price on the business day preceding the date of grant. The value of restricted stock grants shown above equals the amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123R and thus include amounts from restricted stock grants made in and prior to 2007 and 2006. See discussion of assumptions used in the valuation of the restricted stock and option awards in Note 18, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
These totals reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123R and thus include amounts recognized in respect of awards granted in and prior to 2007 and 2006. See discussion of assumptions used in the valuation of the restricted stock and option awards in Note 18, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(4)
Reflects the dollar value of all amounts earned during the fiscal year pursuant to performance-based non-equity incentive plans.

(5)
Includes the change in pension value and the Supplemental Executive Retirement Plan ("SERP") accrual as follows: Mr. Hill, $1,573 pension and $45,797 SERP; Mr. Pollok, $1,766 pension and $45,101 SERP; Mr. Windley, $5,827 pension and $9,809 SERP; Mr. Camp, $18,809 pension and $459 SERP; and Mr. Burns, $13,992 pension and $22,009 SERP. It also includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"), i.e. exceeding 5.68% at December 31, 2007. Executives with earnings in excess of 120% of the AFR are as follows: Mr. Hill, $255; Mr. Windley, $917; and Mr. Burns, $411.

(6)
The following table provides all other compensation:

Name	Matching Contributions to Employee Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Living Expense Reimbursement	Total
Robert R. Hill, Jr.	$12,800	$2,416	$8,185	$2,280	$2,353	$—	$28,034
John C. Pollok	12,800	1,611	3,888	1,080	5,331	—	24,710
John F. Windley	12,584	1,500	1,508	—	560	7,706	23,858
Thomas S. Camp	5,678	1,335	2,959	400	1,727	—	12,099
Joe E. Burns	5,371	1,192	3,039	2,387	—	—	11,989

GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)				All Other Options Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Approval of Award Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)		Exercise or Base Price of Options Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Options Awards ($) (5)
Robert R. Hill, Jr.	1/2/07 1/18/07 1/17/08 n/a	12/21/06 1/18/07 1/17/08 1/17/08	—	118,800	130,680	3,712	3,712	6,434	— 6,658	8,761 —	$39.74 —	$81,521 237,824
John C. Pollok	1/2/07 1/18/07 1/17/08 n/a	12/21/06 1/18/07 1/17/08 1/17/08	—	79,961	87,958	1,375	1,375	2,475	— 1,956	4,081 —	39.74 —	37,976 69,874
John F. Windley	1/2/07 1/18/07 1/17/08 n/a	12/21/06 1/18/07 1/17/08 1/17/08	—	61,500	67,650	1,025	1,025	2,049	— 1,430	3,584 —	39.74 —	33,345 51,083
Thomas S. Camp	1/2/07 1/17/08 n/a	12/21/06 1/17/08 1/17/08	—	57,750	63,525	721	721	1,201	1,050	2,100	39.74	61,267
Joe E. Burns	1/2/07 1/17/08 n/a	12/21/06 1/17/08 1/17/08	—	52,500	57,750	656	656	1,530	1,050	2,888	39.74	68,594
(1)
These amounts represent ranges of the possible performance-based cash bonuses that were paid in 2008 based on 2007 results pursuant to the Short-Term Cash Incentive Program. The actual bonuses paid are displayed under Non-Equity Incentive Plan Compensation within the Summary Compensation Table. The threshold amount is zero, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers' target bonuses expressed as a percent of annual salary. This target percentage is currently 36% for Robert R. Hill, Jr., 35% for John C. Pollok and 30% for all other named executive officers. The maximum incentive is 110% of the incentive target level (i.e., 39.6% for Mr. Hill, 38.5% for Mr. Pollok and 33% for all other named executive officers). The Short-Term Cash Incentive Program is further described in the section entitled Compensation Discussion and Analysis.

(2)
These amounts were the possible equity payouts in 2008 for performance in 2007 pursuant to grants of restricted stock and the Long-Term Retention and Incentive Plan. The actual amounts awarded were previously described on pages 16 in the Long-Term Retention and Incentive Plan section under Compensation Discussion and Analysis. The values of these awards are not included in the Summary Compensation Table because the Company did not recognize any expense under FAS 123R in 2007 for these grants. Although the programs have not traditionally specified award levels as percentage of salary payouts, the compensation committee determined the ranges. The Long-Term Retention Plan uses two performance goals, EPS growth and asset growth. Restricted stock is granted by tier (Tier 1, Tier 2 or Tier 3) based on achieving any or all three tiers' performance growth measures. Both the minimum threshold and target payout displayed above represent the Tier 1 level, with the maximum payout representing Tier 3. The restricted stock awarded to these executives had a per-share value of $29.63, which was the closing price on January 17, 2008. The Long-Term Retention and Incentive Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Stock award shares granted in 2007 (as equity incentive plan awards earned in 2006) cliff vest at 100% after 4 years for Mr. Hill, Mr. Pollok and Mr. Windley. For Mr. Camp and Mr. Burns these shares vest 25% per year for four years.

(4)
The exercise or base price of options and stock awards is established as the closing market price of the Company's Common Stock on the business day prior to the grant date.

(5)
This amount represents the fair market value of all stock and option awards made during the fiscal year 2007. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black-Scholes option pricing model. The fair value for the options issued on January 2, 2007 was $9.30 per share, adjusted to reflect a 5% Common Stock dividend paid on March 23, 2007. The following assumptions were used in valuing options issued:

Assumptions
Dividend yield	1.87%
Expected life	7 years
Expected volatility	17%
Risk-free interest rate	4.68%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Options Exercise Price ($)		Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (8)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	4,961 4,961 3,383 1,825 —	— 1,654 (4) 3,383 (5) 5,475 (6) 8,761 (7)	$ $ $ $ $	22.1314 27.2200 31.9714 31.8286 39.7429	1/3/2013 1/2/2014 1/31/2015 1/6/2016 1/2/2017	12.037	$381,202
John C. Pollok	2,426 3,032 4,245 4,410 4,134 1,969 984 —	— — — — 1,378 (4) 1,969 (5) 2,953 (6) 4,081 (7)	$ $ $ $ $ $ $ $	18.4495 11.3886 15.9143 22.1314 27.2200 31.9714 31.8286 39.7429	12/31/2009 1/3/2011 1/2/2012 1/3/2013 1/2/2014 1/31/2015 1/6/2016 1/2/2017	5,718	$181,099
John F. Windley	4,851 1,654 1,654 788 525 —	— — 551 (4) 788 (5) 1,575 (6) 3,584 (7)	$ $ $ $ $ $	18.1410 22.1314 27.2200 31.9714 31.8286 39.7429	2/7/2012 1/3/2013 1/2/2014 1/31/2015 1/6/2016 1/2/2017	2,218	$70,240
Thomas S. Camp	4,851 4,410 3,308 1,050 525 —	— — 1,103 (4) 1,050 (5) 1,575 (6) 2,100 (7)	$ $ $ $ $ $	15.9143 22.1314 27.2200 31.9714 31.8286 39.7429	1/2/2012 1/3/2013 1/2/2014 1/31/2015 1/6/2016 1/2/2017	4,351	$137,794
Joe E. Burns	4,410 3,308 1,313 722 —	— 1,103 (4) 1,313 (5) 2,166 (6) 2,888 (7)	$ $ $ $ $	22.1314 27.2200 31.9714 31.8286 39.7429	1/3/2013 1/2/2014 1/31/2015 1/6/2016 1/2/2017	4,469	$141,519

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)
Figures shown represent the total number of shares subject to unexercised options held by the named executive officers at year-end 2007. The number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2007 is displayed. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)
The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.

(3)
Market value is based on a closing price of $31.67 as of December 31, 2007, the last business day of the fiscal year.

(4)
Option awards vest at a rate of 25% per year with remaining vesting date of 1/2/2008.

(5)
Options awards vest at a rate of 25% per year with remaining vesting dates of 1/31/2008 and 1/31/2009.

(6)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/6/2008, 1/6/2009 and 1/6/2010.

(7)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/2/2008, 1/2/2009, 1/2/2010 and 1/2/2011.

(8)
The stock awards that have not vested comprise the following grants and vesting periods: The January 3, 2005; January 3, 2006; and January 2, 2007 which vest 25% over four years. The January 17, 2002 and January 2, 2003 grants vest 25% in year 3, 25% in year 5, and 50% in year 7. The January 3, 2006 grant vests 100% on the date of the grant, and the January 18, 2007 grant cliff vests 100% in year 4.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	—	$—	2,385	$91,484
John C. Pollok	—	—	1,717	65,214
John F. Windley	—	—	306	12,286
Thomas S. Camp	—	—	1,563	58,511
Joe E. Burns	—	—	762	29,520

(1)
Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.

(2)
Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards, vest at 25% per year over a period of four years. Also includes vested shares of the January 17, 2002 stock award grant to Hill, Pollok, Camp, and Burns that vest 25% in year three, 25% in year five, and 50% in year seven.

(3)
Value realized is based on the market value of the underlying shares on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan Supplemental Executive Retirement Plan	12 5	$67,521 166,260	$	— —
John C. Pollok	Defined Benefit Pension Plan Supplemental Executive Retirement Plan	12 5	65,537 163,730		— —
John F. Windley	Defined Benefit Pension Plan Supplemental Executive Retirement Plan	6 1	64,508 18,152		— —
Thomas S. Camp	Defined Benefit Pension Plan Supplemental Executive Retirement Plan	9 5	139,890 122,841		— —
Joe E. Burns	Defined Benefit Pension Plan Supplemental Executive Retirement Plan	7 5	82,141 90,804		— —

(1)
Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Hill, Mr. Pollok, Mr. Camp and Mr. Burns all entered into the Supplemental Executive Retirement Plan ("SERP") on January 2, 2003 and their number of years credited service began on that date.

(2)
SERP amounts represent the current aggregate liability carried on the Company's books for each of the named executive officers. Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2007.

        The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee's Pension Plan.

Supplemental Executive Retirement Plan

        On November 7, 2006, amended SERP agreements were filed with the SEC. The agreements provide for a supplemental executive retirement benefit payout under one of four scenarios: normal retirement, early termination, disability, and change in control. An early retirement benefit, as a fifth scenario, is provided for Mr. Camp.

Normal and Early Retirement Benefit

        The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount / year	Payout Period in Years
Robert R. Hill, Jr.	60	n/a	$185,000	20
John C. Pollok	60	n/a	165,000	20
John F. Windley	65	n/a	50,000	15
Thomas S. Camp	65	62	50,000	20
Joe E. Burns	65	n/a	50,000	20

        The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company's net income after taxes and the book value of its total assets grew annually by at least 6% and 7%, respectively. If the named executive officers had retired at normal retirement age as of December 31, 2007, they would have been entitled to 50% of their maximum annual retirement benefit based on this performance measure, except for Mr. Windley who would be entitled to 10%. A smaller annual benefit, payable over the 20-year period (or 15 years for Mr. Windley) after the executive attains his normal retirement age, will become payable if the employment of any of these officers is terminated prior to attaining retirement age for any reason other than death or for cause.

        Early retirement may be provided for Mr. Camp with a benefit distribution period of 20 years. The annual benefit is equal to 100% of the then-current benefit level, determined as of the end of the plan year immediately preceding the executive's early retirement, multiplied by the applicable performance ratio.

Benefit at Death

        If an executive dies, the Company will be required to pay his beneficiary a lump sum death benefit plus annual payments as presented below:

Name	Distribution at Death	Base Benefit Amount	Payout Period in Years
Robert R. Hill, Jr.	$625,000	$185,000	10
John C. Pollok	500,000	165,000	10
John F. Windley	250,000	50,000	10
Thomas S. Camp	250,000	50,000	10
Joe E. Burns	250,000	50,000	10

Noncompetition

        The named executive officers will forfeit their retirement benefits under the SERP if they compete with the Company during an applicable noncompetition period. The noncompetition periods are as follows:

  •
  24 months for Mr. Hill,

  •
  24 months for Mr. Pollok,

  •
  18 months for Mr. Windley

  •
  18 months for Mr. Camp, and

  •
  12 months for Mr. Burns.

The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

        The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the compensation committee of the board of directors, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., or The Scottish Bank, N.A., as applicable, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

        The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2007 and 2006, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant's contribution was deferred as of the first business day of 2007.

	Rates of Return
Name of Fund
	2007	2006
Mainstay Variable Product Cash Management	4.56%	4.71%
Fidelity Investment Grade Bond	3.76%	3.99%
Mainstay Variable Product S&P 500 Index	5.09%	14.92%
Fidelity Variable Product Mid-Cap	16.21%	11.79%

        The table below summarizes the amounts in each named executive officer's deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$—	$—	$535	$—	$5,881
John C. Pollok	—	—	—	—	—
John F. Windley	10,250	—	2,788	—	36,951
Thomas S. Camp	—	—	—	—	—
Joe E. Burns	—	—	792	—	8,194

(1)
Includes the total compensation to the above named executive officers for which payment was deferred in 2007. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.

(2)
Includes total income earned in 2007 on the aggregate balance in the named executive officer's deferred compensation plan. The portion of this income that exceeded 120% of the Applicable Federal Rate (AFR) is also included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at 60 days prior to the anniversary date either party gives the other party written notice of non-renewal. The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by Company without cause, termination by Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2007 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        For purposes of each named executive officer's employment agreement, the terms "good reason," "cause," "disability," "change of control" and "total compensation" are defined below:

  (a)
  "Good reason" means, without Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

  i.
  the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee's responsibilities or the condition of Employee's employment from those contemplated in the employment agreement;

  ii.
  a reduction by the Company in Employee's total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

  iii.
  the relocation of the Company's headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company's requiring Employee to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

  iv.
  the failure by the Company to pay Employee any portion of Employee's compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

  v.
  the giving of notice by the Company of non-renewal of the employment agreement.

  (b)
  "Cause" generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or any of its affiliates; (C) the conviction for or the entering of a guilty or no contest plea with respect to a felony; (D) habitual absenteeism, reporting to work under the influence of alcohol or unlawful use of controlled substances; (E) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or any of its affiliates; or (F) the Employee's engaging in conduct or harassment activities that are inconsistent with the responsibilities of a member of senior management.

  (c)
  "Disability" means disability suffered by Employee for a continuous period of at least six months or any impairment of mind or body that is likely to result in a disability of Employee for more than three months during any twelve-month period.

  (d)
  "Change of Control" means the occurrence of one of the following:

  i.
  any "person" (as that term is used in Sections 13(d)(1) of the Securities Exchange Act of 1934, as amended) becomes the owner (as determined pursuant to the provisions of Section 13(d) of the Securities Exchange Act of 1934, without regard to the requirements set forth in Section 13(d)(1) in regard to registration), directly or indirectly, of 50% of more of the common voting stock of the Company or the Bank or their respective successors other than (A) with respect to the Bank and its successors, the Company or any of its successors, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) Employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

  ii.
  there shall be any consolidation or merger of the Company or the Bank as a result of which the holders of 50% or more of the voting capital stock (if any) of the surviving corporation immediately after the transaction were not holders of voting capital stock of the Company or the Bank, as the case may be, immediately prior to the transaction;

  iii.
  there occurs the sale or transfer of all or substantially all of the assets of the Company or the Bank or the liquidation or dissolution of the Company or the Bank; or

  iv.
  individuals who constitute the board as of the effective date of employment agreement (the "Incumbent Board"), cease for any reason (including but not limited to a change mandated by any statute or regulation) to constitute a majority of the board, provided, however, that any individual becoming a director subsequent to the date of the employment agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Board shall be a member of the Incumbent Board; except that any individual elected to the Board whose initial election occurs as a result of any actual or threatened election contest that is or would be subject to the provisions of Rule 14a-11 under the Securities and Exchange Act of 1934, shall not be deemed to be a member of the Incumbent Board.

  (e)
  "Total Compensation" for each named executive officer includes the employee's base salary, the greater of the employee's annual bonus for the fiscal year in which the executive's employment terminates or the average bonus for the five years preceding the year of termination and the amount the Company contributes toward the employee's health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

        The following table outlines certain differences between each agreement:

Name	Base Salary	Change in Control Payout	Non-Compete Period in Months
Robert R. Hill, Jr.	$330,000	.99 times	24
John C. Pollok	228,461	2 1/2 times	24
John F. Windley	205,000	2 times	18
Thomas S. Camp	205,000	3 times	18
Joe E. Burns	175,000	2 times	12

        Mr. Hill is the only named executive officer entitled to receive compensation for his noncompete agreement with the Company. His noncompete agreement is set for a 24 month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item e) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

Robert R. Hill, Jr.

        The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company's Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (not CIC Related) (2)	Termination by Company Without Cause (2)	Termination by Company for Cause (3)	Normal Retirement	Early Retirement	Termination Due to Disability (4)	Termination Due to Death (5)	Termination Associated with a Change in Control (6)
Compensation:
Base salary ($330,000)	$—	$330,000	$330,000	$—	$—	$—	$330,000	$330,000	$326,700
Short-term incentive	256,608	384,912	384,912	—	—	—	128,304	128,304	353,920
Long-term incentives Performance shares 2006-2010 (performance period)	—	—	—	—	—	—	—	—	—
Noncompete payments (salary portion)	660,000	660,000	660,000	—	—	—	—	—	660,000
Option awards In-the-money	—	—	—	—	—	—	—	—	7,359
Restricted stock awards Unvested and accelerated	—	—	—	—	—	—	—	381,212	381,212
Benefits and Perquisites:
Supplemental non-qualified pension(8)	878,080	878,080	878,080	878,080	3,700,000	878,080	1,756,180	1,850,000	617,942
Life insurance proceeds	—	—	—	—	—	—	—	625,000	—
Medical, dental insurance	8,278	12,417	12,417	—	—	—	4,139	4,139	16,515
Company car	2,353	7,059	7,059	—	—	—	2,353	2,353	7,035
Club membership dues	4,560	6,840	6,840	—	—	—	2,280	2,280	32,567
Tax gross-up(7)	—	—	—	—	—	—	—	—	523,223

Total	$1,809,879	$2,279,308	$2,279,308	$878,080	$3,700,000	$878,080	$2,223,256	$3,323,288	$2,926,473

(1)
The Executive is entitled to Base Salary through the date of termination, payment of Total Compensation for noncompetition for two years, and the vested portion of the Supplemental Non-Qualified Pension.

(2)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. The noncompetition agreement will be in force for a period of 12 months with no payments due to the Executive.

(4)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 equal monthly installments or in a lump sum as determined by the board.

(5)
The Company will pay to the beneficiary of the Executive an amount equal to 12 months' Total Compensation in equal monthly installments or in a lump sum as determined by the board. Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $31.67 as of December 31, 2007. A life insurance payment is made under the SERP arrangement (not including group or supplemental life insurance).

(6)
The Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2007 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $31.67 as of December 31, 2007.

•
Upon a change in control ("CIC"), the Company's Supplemental non-qualified pension plan will pay Mr. Hill twenty annual payments of $185,000 which will begin at age 60. The present value of this benefit ($3,700,000) is reduced by the early termination present value ($878,080) and then discounted to 12/31/2007 at a rate of 5.6% which equals 617,942.

(7)
The Company believes that the structure and timing of Mr. Hill's payments upon a change in control as of December 31, 2007 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(8)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $185,000 annually for 20 years to Mr. Hill at his normal retirement date. The following assumptions were used to calculate the total benefit under each termination or retirement scenario:

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	20 years payable at normal retirement age	$43,904	$878,080	50% of $87,809 the present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Voluntary Termination by Employee for Good Reason (not CIC Related)	20 years payable at normal retirement age	43,904	878,080	50% of $87,809 the present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company Without Cause	20 years payable at normal retirement age	43,904	878,080	50% of $87,809 the present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company for Cause	20 years payable at normal retirement age	43,904	878,080	50% of $87,809 the present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Normal Retirement	20 years payable at normal retirement age	185,000	3,700,000	Normal retirement annual benefit times 20 years of payments
Early Retirement	20 years payable at normal retirement age	43,904	878,080	50% of $87,809 the present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Disability	20 years payable at normal retirement age	87,809	1,756,180	Present value at 12/31/07 of $185,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Death	10 years payable at time of death	185,000	1,850,000	Annual benefit times 10 years of payments
Termination Associated with a Change in Control	20 years payable at normal retirement age	185,000	3,700,000	Annual benefit times 20 years of payments (paid montly beginning at retirement age)

John C. Pollok

        The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company's Chief Operating Officer and Chief Financial Officer.

Executive Benefits and Payments Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Termination by Company Without Cause (2)	Termination by Company for Cause (1)	Normal Retirement	Early Retirement	Termination Due to Disability	Termination Due to Death (3)	Termination Associated with a Change in Control (4)
Compensation:
Base salary ($228,461)	$—	$114,231	$—	$—	$—	$—	$—	$575,000
Short-term incentive	—	—	—	—	—	—	—	196,595
Long-term incentives
Performance shares
2006-2010 (performance period)	—	—	—	—	—	—	—	—
Noncompete payments (salary portion)	—	—	—	—	—	—	—	—
Option awards
In-the-money	—	—	—	—	—	—	—	6,133
Restricted stock awards
Unvested and accelerated	—	—	—	—	—	—	181,089	181,099
Benefits and Perquisites:
Supplemental non-qualified pension(6)	814,480	814,480	814,480	3,300,000	814,480	1,628,980	1,650,000	575,593
Life insurance proceeds	—	—	—	—	—	—	250,000	—
Medical, dental insurance	—	2,069	—	—	—	—	—	10,347
Tax gross-up(5)								667,801

Total	$814,480	$930,780	$814,480	$3,300,000	$814,480	$1,628,980	$2,081,089	$2,212,568

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price $31.67 as of December 31, 2007. A life insurance payment is made under the SERP arrangement (not including group or supplemental life insurance).

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of the Option Awards is based on the difference between the current market price as of December 31, 2007 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price. The value of Restricted Stock Awards is based on the market price of $31.67 as of December 31, 2007.

•
Upon a CIC, the Company's Supplemental non-qualified pension plan will pay Mr. Pollok twenty annual payments of $165,000 which will begin at age 60. The present value of this benefit ($1,650,000) is reduced by the early termination present value ($814,480) and then discounted to 12/31/2007 at a rate of 5.6% which equals 575,593.

(5)
The Company believes that the structure and timing of Mr. Pollok's payments upon a change in control as of December 31, 2007 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(6)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $165,000 annually for 20 years to Mr. Pollok at his normal retirement date. The following assumptions were used to calculate the total benefit under each termination or retirement scenario:

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	20 years payable at normal retirement age	$40,724	$814,480	50% of $81,449 the present value at 12/31/07 of $165,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company Without Cause	20 years payable at normal retirement age	40,724	814,480	50% of $81,449 the present value at 12/31/07 of $165,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company for Cause	20 years payable at normal retirement age	40,724	814,480	50% of $81,449 the present value at 12/31/07 of $165,000 annual benefit discounted using a 6% annual rate from normal retirement age
Normal Retirement	20 years payable at normal retirement age	165,000	3,300,000	Normal retirement annual benefit times 20 years of payments
Early Retirement	20 years payable at normal retirement age	40,724	814,480	50% of $81,449 the present value at 12/31/07 of $165,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Disability	20 years payable at normal retirement age	81,449	1,628,980	Present value at 12/31/07 of $165,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Death	10 years payable at time of death	165,000	1,650,000	Annual benefit times 10 years of payments
Termination Associated with a Change in Control	20 years payable at normal retirement age	165,000	3,300,000	Annual benefit times 20 years of payments (paid montly beginning at retirement age)

John F. Windley

        The following table describes the potential payments upon termination for various reasons for John F. Windley, the President of the Company's subsidiary South Carolina Bank and Trust, N.A.

Executive Benefits and Payments Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Termination by Company Without Cause (2)	Termination by Company for Cause (1)	Normal Retirement	Early Retirement	Termination Due to Disability	Termination Due to Death (3)	Termination Associated with a Change in Control (4)
Compensation:
Base salary ($205,000)	$—	$102,500	$—	$—	$—	$—	$—	$410,000
Short-term incentive	—	—	—	—	—	—	—	132,840
Long-term incentives	—	—	—	—	—	—	—	—
Performance shares
2006-2010 (performance period)	—	—	—	—	—	—	—	—
Noncompete payments (salary portion)	—	—	—	—	—	—	—	—
Option awards
In-the-money	—	—	—	—	—	—	—	2,453
Restricted stock awards
Unvested and accelerated	—	—	—	—	—	—	70,244	70,244
Benefits and Perquisites:
Supplemental non-qualified pension (5)	48,720	48,720	48,720	750,000	48,720	487,185	500,000	649,580
Life insurance proceeds	—	—	—	—	—	—	250,000	—
Medical, dental insurance	—	2,069	—	—	—	—	—	8,278

Total	$48,720	$153,289	$48,720	$750,000	$48,720	$487,185	$820,244	$1,273,395

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $31.67 as of December 31, 2007. A life insurance payment is made under the SERP arrangement (not including group or supplemental life insurance).

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of the Option Awards is based on the difference between the current market price as of December 31, 2007 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price. The value of Restricted Stock Awards is based on the market price of $31.67 as of December 31, 2007.

(5)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 15 years to Mr. Windley at his normal retirement date. The following assumptions were used to calculate the total benefit under each termination or retirement scenario:

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$3,248	$64,960	10% of $32,479 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination by Company Without Cause	15 years payable at normal retirement age	3,248	64,960	10% of $32,479 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination by Company for Cause	15 years payable at normal retirement age	3,248	64,960	10% of $32,479 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Normal Retirement	15 years payable at normal retirement age	50,000	1,000,000	Normal retirement annual benefit times payment term
Early Retirement	15 years payable at normal retirement age	3,248	64,960	10% of $32,479 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination Due to Disability	15 years payable at normal retirement age	32,479	649,580	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Death	10 years payable at time of death	50,000	500,000	Annual benefit times payment term
Termination Associated with a Change in Control	15 years payable at normal retirement age	32,479	649,580	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age

Thomas S. Camp

        The following table describes the potential payments upon termination for various reasons for Thomas S. Camp, the President and Chief Executive Officer of the Company's subsidiary South Carolina Bank and Trust of the Piedmont, N.A.

Executive Benefits and Payments Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Termination by Company Without Cause (2)	Termination by Company for Cause (1)	Normal Retirement	Early Retirement	Termination Due to Disability	Termination Due to Death (3)	Termination Associated with a Change in Control (4)
Compensation:
Base salary ($192,500)	$—	$192,500	$—	$—	$—	$—	$—	$577,500
Short-term incentive	—	—	—	—	—	—	—	187,110
Long-term incentives	—	—	—	—	—	—	—	—
Performance Shares 2006-2010 (performance period)	—	—	—	—	—	—	—	—
Noncompete payments (salary portion)	—	—	—	—	—	—	—	—
Option awards In-the-money	—	—	—	—	—	—	—	4,906
Restricted stock awards Unvested and accelerated	—	—	—	—	—	—	137,796	137,796
Benefits and Perquisites:
Supplemental non-qualified pension(5)	351,300	351,300	351,300	1,000,000	351,300	702,580	500,000	702,580
Life insurance proceeds	—	—	—	—	—	—	250,000	—
Medical, dental insurance	—	4,136	—	—	—	—	—	12,408

Total	$351,300	$547,936	$351,300	$1,000,000	$351,300	$702,580	$887,796	$1,622,300

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for twelve months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 12 months.

(3)
Restricted Stock Grants are fully accelerated based on 100% of remaining non-vested shares with a market price $31.67 as of December 31, 2007. A life insurance payment is made under the SERP arrangement (not including group or supplemental life insurance).

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to three times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of the Option Awards is based on the difference between the current market price as of December 31, 2007 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price. The value of Restricted Stock Awards is based on the market price of $31.67 as of December 31, 2007.

(5)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 20 years to Mr. Camp at his normal retirement date. The following assumptions were used to calculate the total benefit under each termination or retirement scenario:

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	20 years payable at normal retirement age	$17,565	$351,300	50% of $35,129 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company Without Cause	20 years payable at normal retirement age	17,565	351,300	50% of $35,129 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination by Company for Cause	20 years payable at normal retirement age	17,565	351,300	50% of $35,129 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Normal Retirement	20 years payable at normal retirement age	50,000	1,000,000	Normal retirement annual benefit times 20 years of payments
Early Retirement	20 years payable at normal retirement age	17,565	351,300	50% of $35,129 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Disability	20 years payable at normal retirement age	35,129	702,580	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Death	10 years payable at time of death	50,000	500,000	Annual benefit times 10 years of payments
Termination Associated with a Change in Control	20 years payable at normal retirement age	35,129	702,580	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age

Joe E. Burns

        The following table describes the potential payments upon termination for various reasons for Joe E. Burns, the Company's Chief Credit Officer.

Executive Benefits and Payments Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Termination by Company Without Cause (2)	Termination by Company for Cause (1)	Normal Retirement	Early Retirement	Termination Due to Disability	Termination Due to Death (3)	Termination Associated with a Change in Control (4)
Compensation:
Base salary ($175,000)	$—	$87,500	$—	$—	$—	$—	$—	$350,000
Short-term incentive	—	—	—	—	—	—	—	113,400
Long-term incentives	—	—	—	—	—	—	—	—
Performance shares 2006-2010 (performance period)	—	—	—	—	—	—	—	—
Noncompete payments (salary portion)	—	—	—	—	—	—	—	—
Option awards In-the-money	—	—	—	—	—	—	—	4,906
Restricted stock awards Unvested and accelerated	—	—	—	—	—	—	141,533	141,533
Benefits and Perquisites:
Supplemental non-qualified pension(5)	312,300	312,300	312,300	1,000,000	312,300	624,600	500,000	624,600
Life insurance proceeds	—	—	—	—	—	—	250,000	—
Medical, dental insurance	—	2,069	—	—	—	—	—	8,278

Total	$312,300	$401,869	$312,300	$1,000,000	$312,300	$624,600	$891,533	$1,242,717

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for 6 months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $31.67 as of December 31, 2007. A life insurance payment is made under the SERP arrangement (not including group or supplemental life insurance).

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of the Option Awards is based on the difference between the current market price as of December 31, 2007 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price. The value of Restricted Stock Awards is based on the market price of $31.67 as of December 31, 2007.

(5)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for twenty years to Mr. Burns at his normal retirement date. The following assumptions were used to calculate the total benefit under each termination or retirement scenario:

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	20 years payable at normal retirement age	$15,615	$312,300	10% of $31,230 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination by Company Without Cause	20 years payable at normal retirement age	15,615	312,300	10% of $31,230 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination by Company for Cause	20 years payable at normal retirement age	15,615	312,300	10% of $31,230 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Normal Retirement	20 years payable at normal retirement age	50,000	1,000,000	Normal retirement annual benefit times payment term
Early Retirement	20 years payable at normal retirement age	15,615	312,300	10% of $31,230 the present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age times payment term
Termination Due to Disability	20 years payable at normal retirement age	31,230	624,600	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age
Termination Due to Death	10 years payable at time of death	50,000	500,000	Annual benefit times payment term
Termination Associated with a Change in Control	20 years payable at normal retirement age	31,230	624,600	Present value at 12/31/07 of $50,000 annual benefit discounted using a 6% annual rate from normal retirement age

DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the board of directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own 3,000 shares of the Company's Common Stock by the third anniversary of the date he/she was first elected to the board by the shareholders. Director compensation is established by the compensation committee after discussion with the compensation consultants and is intended to provide compensation that is needed to attract and retain qualified directors and is competitive with that of comparable financial institutions.

        For the fiscal year ended December 31, 2007, non-employee directors of the Company are paid a cash retainer of $500 per calendar quarter. Directors who serve on the board of South Carolina Bank and Trust, N.A., a subsidiary of the Company, receive $750 per subsidiary meeting attended. Director Norman, who serves on the board of South Carolina Bank and Trust of the Piedmont, N.A., also a subsidiary bank of the Company, receives $500 per subsidiary meeting attended. Directors who are also officers employed by the Company or its subsidiaries do not receive fees or any other separate cash compensation for serving as a director. Members other than the chair of the executive committee, audit committee, compensation committee, governance committee, and trust asset management committee are paid additional payments of $400, $450, $450, $300, and $300 respectively, for each meeting attended. The chair of the audit, compensation, and governance committees received $1,000, $1,000 and $500, respectively, per committee meeting attended in lieu of the corresponding amounts above. Under the Company's deferred compensation plan, directors may elect to defer all or a portion of their directors' fees and to treat such deferred amounts as though they were invested in one or more investment options designated by the plan. Amounts deferred under the plan remain general obligations of the Company and become payable at the times (or during the periods) designated by participating directors. The directors' investment alternatives are the same as those previously listed under the deferred compensation plan for executive officers.

        In May 2007, the Company awarded to each non-employee director serving at that time non-qualified options to acquire 500 shares of the Company's common stock at the fair market value at the time of award, and 200 shares of restricted stock. These awards were granted following the Company's annual shareholders' meeting and vested over a period of one year from the date of grant. The Company intends to grant stock options and restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders' meeting, under the authorization of the 2004 Stock Incentive Plan.

        Robert R. Horger, who serves as chairman of the board of the Company, currently receives $81,327 annually for serving in that capacity. During 2007, the compensation committee agreed to pay $25,000 of his salary in the form of immediately vested stock options rather than in cash. In addition, in January 2007, the Company granted to Mr. Horger 612 shares of restricted stock valued at $39.74 per share at the date of grant and 1,838 stock options at an exercise price per share of $39.74. These restricted stock shares vest and the options become exercisable in four equal annual installments over the four-year period following the date of grants. The number of shares and prices has been adjusted to reflect all applicable stock dividends.

        The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company's non-fulltime employee directors in 2007. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger(6)	$56,327	$15,357	$42,242	$15,909	$937	$130,772
Jimmy E. Addison	14,300	11,550	3,076	—	130	29,056
Colden R. Battey, Jr.	16,300	6,959	4,662	—	85	28,006
Luther J. Battiste, III	16,400	6,959	4,662	—	85	28,106
Dalton B. Floyd, Jr.	15,800	6,959	4,662	—	85	27,506
M. Oswald Fogle	23,450	6,959	4,662	725	85	35,881
Dwight W. Frierson	16,600	6,959	4,662	—	85	28,306
R. Caine Halter (7)	9,600	6,959	4,662	—	68	21,289
Harry M. Mims, Jr.	18,300	6,959	4,662	—	85	30,006
Ralph W. Norman	14,000	6,959	4,662	—	85	25,706
Alton C. Phillips	8,350	4,834	—	—	119	13,303
James W. Roquemore	15,950	6,959	4,663	—	85	27,657
Thomas E. Suggs	14,340	6,959	4,662	—	85	26,046
Susie H. VanHuss	17,750	6,959	4,662	506	85	29,962
A. Dewall Waters	13,250	6,959	4,662	1,703	85	26,659
John W. Williamson, III	17,110	6,959	4,662	—	85	28,816
Cathy Cox Yeadon	14,150	6,959	4,662	1,347	85	27,203

(1)
Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Directors who elected to defer fees during 2007 are as follows: Chairman Horger, $25,000; Mr. Fogle, $8,438; Mr. Halter, $9,600; Mr. Waters, $11,300; and Mrs. Yeadon, $6,400. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)
From time to time, the Company has awarded shares of restricted stock to its directors. All shares of restricted stock that were awarded to the non-employee directors during 2007 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's common stock for the date of the grant. The value of restricted stock grants shown above equals the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R and thus include amounts from restricted stock grants made in and prior to 2007. The following are grant date fair values used to determine stock award expense in accordance with FAS 123R in the table above: $31.91 for January 3, 2005; $31.83 for January 3, 2006; $32.82 for May 1, 2006; $33.95 for July 3, 2006; $39.74 for January 2, 2007; $37.70 for May 1, 2007; and $30.53 for August 1, 2007.

A total aggregate amount of 11,958 shares of stock awards were outstanding at December 31, 2007.

(3)
These totals reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R and thus include amounts from awards granted in and prior to 2007. The valuation assumptions for the black scholes model used to value these option awards is found on page 21. The following are grant date fair values used to determine stock option expense in accordance with FAS 123R in the table above: $7.94 for January 2, 2004; $9.46 for January 31, 2005; $8.49 for January 6, 2006; $9.64 for May 6, 2006; $9.31 for January 2, 2007; $9.06 for May 1, 2007.

  A total aggregate amount of 71,317 stock options were outstanding at December 31, 2007.

(4)
Includes the change in pension value for Chairman Horger only, totaling $4,977, as well as the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate (AFR), i.e. exceeding 7.67% as of December 31, 2007, which equaled $10,932. The remaining amounts reported for each director above reflect the change in the nonqualified deferred compensation plan during 2007.

(5)
Includes a $0.68 dividend ($0.17 per quarter) on all unvested restricted stock grants outstanding at the time of the dividend.

(6)
Robert R. Horger serves as chairman of the board of the Company and currently receives a salary of $81,327 annually for serving in that capacity. During 2007, the compensation committee agreed to pay $25,000 of his salary in the form of immediately vested stock options rather than in cash. The remaining 1,838 stock options granted to Chairman Horger vest at 25% per year over a period of 4 years. He was also granted 612 shares of restricted stock valued at $39.74 per share in 2007. This restricted stock vests at 25% per year over a period of four years.

(7)
R. Caine Halter passed away on Friday, August 10, 2007; therefore, total compensation reflects a partial year serving on the board of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's banking subsidiaries have loan and deposit relationships with some of the directors of the Company and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

        Robert R. Horger, chairman of the board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, which South Carolina Bank and Trust, N.A. engaged, among other law firms, as counsel during 2007 and may engage during the current fiscal year. In 2007, the Company made payments totaling approximately $17,000 to Horger, Barnwell & Reid.

        Colden R. Battey, Jr., a director, has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A., in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $142,000.

        Dalton B. Floyd, Jr., a director, is President of The Floyd Law Firm, PC, which South Carolina Bank and Trust, N.A. engaged, among other law firms, as counsel during 2007 and may engage during the current fiscal year. In 2007, South Carolina Bank and Trust, N.A. made payments totaling approximately $12,000 to The Floyd Law Firm, PC. Mr. Floyd also has a 50% interest in a corporation that leases to South Carolina Bank and Trust, N.A. a lot upon which a South Carolina Bank and Trust, N.A. branch resides at the intersection of Riverwood Drive and Highway 17 Bypass in Murrells Inlet,

SC. The rent payments paid by South Carolina Bank and Trust, N.A. under this lease during 2007 were approximately $111,000.

        R. Caine Halter, a director until August 10, 2007, was a managing partner with a 6.25% personal interest and an additional 1.7% interest through a family limited partnership in a single asset company that owns an office building in Greenville, SC. This building houses the Upstate headquarters for South Carolina Bank and Trust, N.A. in space leased from the partnership. During 2007, the Company's lease payments to the partnership were $163,916.

        Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2007 and will use during the current fiscal year as an insurance broker for certain policies. In 2007, the Company made payments to Keenan and Suggs, Inc., as the Company's insurance placement agent, totaling $247,259. Keenan and Suggs, Inc. passes these funds, net of its agency commissions which the firm recognizes as revenue, through to the various insurance companies providing coverages to the Company or its subsidiaries. Keenan and Suggs, Inc. specified that it recognized $61,538 in revenue from the Company as its insurance placement agent during 2007.

        The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Company's bank subsidiaries to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company's website at www.scbtonline.com under Investor Relations.

        The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's audit committee, which consists entirely of independent directors, annually reviews all transactions and relationships disclosed in the director and officer questionnaires, and the board of directors makes a formal determination regarding each director's independence under Nasdaq Global Select Market listing standards and applicable SEC rules.

        In addition, the Company's bank subsidiaries are subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Each bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

        In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company's general auditor and chief executive officer quarterly and also advises the Company's executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of forms 3, 4 and 5, it appears that all such reports for these persons were filed in a timely fashion in 2007, except for an inadvertent late filing of a Form 4 by Dane H. Murray on May 14, 2007 for a discretionary transaction in accordance with Rule 16b-3(f) resulting in the disposition of Common Stock in an executive officer's defined contribution plan.

CERTAIN ACCOUNTING MATTERS

        As previously reported on the Company's Current Report on Form 8-K filed with the SEC on June 13, 2007, on June 7, 2007, the audit committee selected Dixon Hughes PLLC ("Dixon Hughes") to serve as the Company's independent registered public accounting firm beginning with the year 2008. The Company terminated the engagement of J.W. Hunt and Company, LLP ("J.W. Hunt") as its independent registered public accounting firm effective upon J.W. Hunt's completion of its audit of the Company's consolidated financial statements for the year ended December 31, 2007 and the filing by the Company of its Form 10-K for the year ending December 31, 2007. The decision to change accountants was approved by the audit committee.

        J.W. Hunt's audit reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2007, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2007, 2006 and 2005, the Company had no disagreements with J.W. Hunt on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.W. Hunt, would have caused J.W. Hunt to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's consolidated financial statements for such years.

        The Company provided its disclosures prepared on Form 8-K disclosing the termination of further audit engagements with J.W. Hunt and requested in writing that J.W. Hunt furnish a letter to the SEC stating whether it agreed with the statements made by us and, if not, stating the respects in which it did not agree. On June 13, 2007, we filed the letter provided by J.W. Hunt regarding the change of accountant dated June 12, 2007 with the SEC as Exhibit 16 to our Current Report on Form 8-K.

        As previously reported on the Company's Current Report on Form 8-K filed with the SEC on June 13, 2007, during the fiscal years ended December 31, 2006 and 2005 and through June 13, 2007, the Company did not consult with Dixon Hughes regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        J. W. Hunt served as the Company's independent registered public accounting firm for the year ended December 31, 2007. As explained above, the audit committee has appointed Dixon Hughes PLLC, certified public accountants, as independent registered public accounting firm for the Company and its subsidiaries for the current fiscal year ending December 31, 2008, subject to ratification by the

Company's shareholders. Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as independent registered public accounting firm and certified public accountants of the Company. Representatives of Dixon Hughes PLLC are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company expects a representative from J. W. Hunt to be present at the Annual Meeting.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On June 7, 2007, the audit committee selected Dixon Hughes to serve as the Company's independent registered public accounting firm beginning with the year 2008. Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes, the audit committee will re-evaluate the engagement of the Company's independent registered public accounting firm. Even if the shareholders do ratify the appointment, the audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and its shareholders.

        The board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes as the Company's independent registered public accounting firm.

        If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

AUDIT COMMITTEE REPORT

        The audit committee oversees the Company's financial reporting process, including internal controls, on behalf of the board of directors. The committee is composed of six directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the audit committee. The audit committee operates under an audit committee charter that complies with the requirements regarding audit committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

        Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent registered public accounting firm are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

        In the context of its responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2007 audited financial statements. The audit committee discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The audit committee also has considered whether the independent registered public accounting firm's provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2007 for filing with the SEC

        This report is provided by the following independent directors, who comprise the audit committee:

M. Oswald Fogle, Chairman	Jimmy E. Addison	Luther J. Battiste, III
Ralph W. Norman	John W. Williamson, III	Cathy Cox Yeadon

AUDIT AND OTHER FEES

        The following listing presents the aggregate fees billed by J. W. Hunt and Company, LLP, the Company's independent registered public accounting firm, during 2007 and 2006 for (i) audit fees, (ii) audit-related fees, (iii) tax fees and (iv) all other fees:

	2007	2006
Audit fees	$243,538	$207,014
Audit related fees(1)	39,400	37,300
Tax fees(2)	28,010	27,212
All other fees(3)	4,150	12,529

	$315,098	$284,055

(1)
Audit-related fees are for services rendered in connection with audits of the Company's employee benefit plans and attesting to internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

(2)
Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(3)
All other fees are for services rendered in connection with accounting research and assistance related to actual or proposed transactions that involve unusual or complex elements.

Pre-Approval Policy

        The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any preapproval decisions to the audit committee at its next scheduled meeting. The audit committee pre-approved all services provided by J. W. Hunt and Company, LLP during 2007, and none of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: Karen L. Dey, Senior Vice President and Controller.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Colden R. Battey, Jr., a director and member of the compensation committee, has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A., in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $142,000. No current or former officer, and no other member of the compensation committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SCBT FINANCIAL CORPORATION®

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

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1. Election of Directors:

+

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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 ADD 1 Electronic Voting Instructions

 ADD 2

 ADD 3 You can vote by Internet or telephone!

 ADD 4 Available 24 hours a day, 7 days a week!

 ADD 5 Instead of mailing your proxy, you may choose one of the two voting

 ADD 6 methods outlined below to vote your proxy.

 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

 Proxies submitted by the Internet or telephone must be received by

 1:00 a.m., Eastern Time, on April 22, 2008.

 Vote by Internet

 •

 www.investorvote.com

 •

 Vote by telephone

 •

 States, Canada & Puerto Rico any time on a touch tone

 telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in X •

this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card  123456 C0123456789 12345

_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Luther J. Battiste, III 02 - Robert R. Hill, Jr. 03 - Ralph W. Norman

04 - Alton C. Phillips 05 - Susie H. VanHuss

 For Against Abstain

2. Proposal to ratify appointment of Dixon Hughes, PLLC, 3. And, in the discretion of said agents, upon such other

Certified Public Accountants, as SCBT Financial business as may properly come before the meeting, and Corporation’s independent auditors matters incidental to the conduct of the meeting. for 2008.

B Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _

Proxy — SCBT Financial Corporation

This Proxy is Solicited on Behalf of the Board of Directors for the 2008 Annual Meeting of Shareholders

Robert R. Hill, Jr., John C. Pollok and Richard C. Mathis, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 22, 2008, and at any adjournment thereof.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER.

(Items to be voted appear on the reverse.)

QuickLinks

SCBT FINANCIAL CORPORATION 520 Gervais Street Columbia, South Carolina 29201
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS to be Held April 22, 2008
ANNUAL REPORT
REVOCATION OF PROXY
QUORUM AND VOTING
ACTIONS TO BE TAKEN BY THE PROXIES
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
FAMILY RELATIONSHIPS
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Objectives of the Compensation Program
Compensation Consultant
Compensation Benchmarking and Committee Functions
Role of the Chairman and Management
Elements of Compensation
Employee & Executive Benefits
Employment Agreements
Overall Compensation Approach—Building Blocks
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
PENSION BENEFITS
Supplemental Executive Retirement Plan
DEFERRED COMPENSATION PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN ACCOUNTING MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
Pre-Approval Policy
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER BUSINESS